Nationstar Funding LLC has filed a registration statement (including a prospectus) on form S-3 Registration No. 333-130642 with the U.S. Securities and Exchange Commission (the “SEC”) for the offering to which this Free Writing Prospectus relates.  Before you invest, you should read the prospectus in that registration statement and other documents Nationstar Funding LLC has filed with the SEC for more complete information about Nationstar Funding LLC and this offering.  You may get these documents for free by visiting EDGAR on the SEC Website at www.sec.gov.  Alternatively, Nationstar Funding LLC, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-877-858-5407.

Subject to Revision Free Writing Prospectus dated September 5, 2006
$957,717,000
(Approximate)
NATIONSTAR HOME EQUITY LOAN ASSET-BACKED CERTIFICATES, SERIES 2006-B
NATIONSTAR HOME EQUITY LOAN TRUST 2006-B
(Issuing Entity)
Nationstar Mortgage LLC
(Sponsor, Originator and Servicer)
Nationstar Funding LLC
(Depositor)

The certificates, as described herein, are asset-backed securities to be issued by the Nationstar Home Equity Loan Trust 2006-B (the "Issuing Entity").  The sole source of payments on the certificates will be the property of the Issuing Entity, which will include closed-end fixed rate and adjustable rate home equity loans (the "Home Equity Loans").  The certificates will represent interests in the Issuing Entity only and will not be guaranteed by or represent interests in or obligations of Nationstar Mortgage LLC or any of its affiliates.

This Free Writing Prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this Free Writing Prospectus is preliminary and is subject to completion or change.

The information in this Free Writing Prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar Free Writing Prospectus relating to these securities.

This Free Writing Prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The information in this Free Writing Prospectus may be based on preliminary assumptions about the pool assets and the structure.  Any such assumptions are subject to change.

The information in this Free Writing Prospectus may reflect parameters, metrics or scenarios specifically requested by you.  If so, prior to the time of your commitment to purchase, you should request updated information based on any parameters, metrics or scenarios specifically required by you.

This Free Writing Prospectus is being delivered to you solely to provide you with information about the offering of the asset-backed securities referred to in this Free Writing Prospectus and to solicit an indication of your interest in purchasing such securities, when, as and if issued.  Any such indication of interest will not constitute a contractual commitment by you to purchase any of the securities.  You may withdraw your indication of interest at any time.

Neither the Securities and Exchange Commission nor any state securities commission has approved of the certificates or determined if this Free Writing Prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

RBS GREENWICH CAPITAL

                                                  BANC OF AMERICA SECURITIES LLC

                                                                                                                          CREDIT SUISSE

The issuer has filed a registration statement (including a base prospectus) with the SEC for the offering to which this free writing prospectus relates.  Before you invest in this offering, you should read the base prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov <http://www.sec.gov/>. Alternatively, RBS Greenwich Capital will arrange to send you the base prospectus at no charge if you request it by calling 1-866-884-2071 or emailing offeringmaterials@rbsgc.com.

This free writing prospectus is being delivered to you solely to provide you with information about the offering and to solicit an offer to purchase the offered securities.  Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase such securities.  Any such commitment shall be subject to the conditions specified below.

This free writing prospectus is not required to contain all of the information that is required to be included in the base prospectus and the prospectus supplement.  The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase the offered securities, supercedes any prior version of this free writing prospectus and any information contained in any prior similar free writing prospectus relating to these securities.  If a preliminary prospectus is conveyed to you prior to your commitment to purchase, that document supersedes all other information provided to you concerning the offered securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The securities referred to in this free writing prospectus are being offered when, as and if issued.  The issuer is not obligated to issue any such securities or any similar securities, and all or a portion of the securities may not be issued that have the characteristics described herein.  The underwriters' obligation to deliver such securities is subject to the terms and conditions of the underwriting agreement with the issuer and the availability of the securities having the characteristics described herein.  If, for any reason, the issuer does not deliver such securities, the underwriter will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

For asset-backed and mortgage-backed securities: Certain of the information contained herein may be based on numerous assumptions (including preliminary assumptions about the pool assets and structure), which may not be specifically identified as assumptions in the information.  Any such information or assumptions are subject to change.  The information in this free writing prospectus may reflect assumptions specifically requested by you.  If so, prior to the time of your commitment to purchase, you should request updated information based on any assumptions specifically required by you.

Any legends, disclaimers or other notices that may appear below or on any electronic communication to which this free writing prospectus is attached which state that (1) these materials do not constitute an offer (or a solicitation of an offer), (2) no representation is made as to the accuracy or completeness of these materials and that these materials may not be updated or (3) these materials may be confidential are not applicable to this communication and should be disregarded.  Such legends, disclaimers or other notices have been automatically generated as a result of this communication having been sent via Bloomberg or another system.

SCHEDULED NOTIONAL AMOUNTS

FOR THE SWAP AGREEMENT

Distribution Date	Notional Amount($)	Distribution Date	Notional Amount($)
09/25/06	N/A	10/25/09	184,062,662.23
10/25/06	973,863,434.26	11/25/09	179,432,260.71
11/25/06	964,229,878.90	12/25/09	174,916,607.80
12/25/06	952,947,852.61	01/25/10	170,685,411.40
01/25/07	938,589,164.08	02/25/10	166,554,680.45
02/25/07	920,252,817.30	03/25/10	162,521,977.77
03/25/07	901,550,159.15	04/25/10	158,584,936.86
04/25/07	881,112,013.28	05/25/10	154,741,263.68
05/25/07	859,762,667.66	06/25/10	150,988,725.71
06/25/07	836,719,809.87	07/25/10	147,325,151.06
07/25/07	811,931,816.34	08/25/10	143,748,426.56
08/25/07	779,823,838.90	09/25/10	140,258,598.85
09/25/07	745,892,082.44	10/25/10	136,851,485.71
10/25/07	714,036,768.86	11/25/10	133,525,134.88
11/25/07	685,589,277.05	12/25/10	130,277,803.92
12/25/07	660,268,663.49	01/25/11	127,109,133.55
01/25/08	637,616,602.63	02/25/11	124,027,821.84
02/25/08	617,862,463.50	03/25/11	120,920,482.16
03/25/08	598,782,748.78	04/25/11	117,987,833.15
04/25/08	580,352,258.17	05/25/11	115,124,563.69
05/25/08	560,004,134.78	06/25/11	112,329,110.03
06/25/08	455,709,086.59	07/25/11	109,600,760.75
07/25/08	291,528,198.29	08/25/11	106,936,191.43
08/25/08	283,234,439.66	09/25/11	104,334,931.21
09/25/08	273,835,642.42	10/25/11	101,795,304.75
10/25/08	265,749,555.21	11/25/11	99,316,776.42
11/25/08	258,058,494.50	12/25/11	96,897,747.94
12/25/08	250,509,574.69	01/25/12	94,536,323.60
01/25/09	243,674,483.88	02/25/12	92,230,910.95
02/25/09	237,190,455.96	03/25/12	89,980,202.43
03/25/09	230,937,113.05	04/25/12	87,782,921.12
04/25/09	224,897,970.30	05/25/12	85,637,820.13
05/25/09	219,039,675.88	06/25/12	83,543,680.81
06/25/09	205,492,283.38	07/25/12	81,499,313.83
07/25/09	199,907,622.41	08/25/12	79,503,555.48
08/25/09	194,653,566.08	09/25/12	77,555,269.51
09/25/09	188,884,061.82	10/25/12	75,653,345.46

BOND SUMMARY (TO CALL / MATURITY)

Class AV-1 (To Call)
FRM PPC / ARM PPC	50% / 50%	75% / 75%	115% / 100%	150 / 150%	200% / 200%
Average Life (yrs.)	1.55	1.16	0.90	0.70	0.57
Modified Duration	1.44	1.09	0.86	0.66	0.54
First Principal Payment Date	10/25/2006	10/25/2006	10/25/2006	10/25/2006	10/25/2006
Last Principal Payment Date	08/25/2009	09/25/2008	04/25/2008	11/25/2007	08/25/2007
Payment Windows (mos.)	35	24	19	14	11
Class AV-1 (To Maturity)
FRM PPC / ARM PPC	50% / 50%	75% / 75%	115% / 100%	150 / 150%	200% / 200%
Average Life (yrs.)	1.55	1.16	0.90	0.70	0.57
Modified Duration	1.44	1.09	0.86	0.66	0.54
First Principal Payment Date	10/25/2006	10/25/2006	10/25/2006	10/25/2006	10/25/2006
Last Principal Payment Date	08/25/2009	09/25/2008	04/25/2008	11/25/2007	08/25/2007
Payment Windows (mos.)	35	24	19	14	11

Class AV-2 (To Call)
FRM PPC / ARM PPC	50% / 50%	75% / 75%	115% / 100%	150 / 150%	200% / 200%
Average Life (yrs.)	4.15	2.76	2.00	1.52	1.17
Modified Duration	3.60	2.49	1.85	1.42	1.10
First Principal Payment Date	08/25/2009	09/25/2008	04/25/2008	11/25/2007	08/25/2007
Last Principal Payment Date	07/25/2012	07/25/2010	02/25/2009	07/25/2008	02/25/2008
Payment Windows (mos.)	36	23	11	9	7
Class AV-2 (To Maturity)
FRM PPC / ARM PPC	50% / 50%	75% / 75%	115% / 100%	150 / 150%	200% / 200%
Average Life (yrs.)	4.15	2.76	2.00	1.52	1.17
Modified Duration	3.60	2.49	1.85	1.42	1.10
First Principal Payment Date	08/25/2009	09/25/2008	04/25/2008	11/25/2007	08/25/2007
Last Principal Payment Date	07/25/2012	07/25/2010	02/25/2009	07/25/2008	02/25/2008
Payment Windows (mos.)	36	23	11	9	7

Class AV-3 (To Call)
FRM PPC / ARM PPC	50% / 50%	75% / 75%	115% / 100%	150 / 150%	200% / 200%
Average Life (yrs.)	7.40	4.96	3.00	1.97	1.59
Modified Duration	5.90	4.22	2.69	1.82	1.48
First Principal Payment Date	07/25/2012	07/25/2010	02/25/2009	07/25/2008	02/25/2008
Last Principal Payment Date	11/25/2015	11/25/2012	12/25/2010	10/25/2008	06/25/2008
Payment Windows (mos.)	41	29	23	4	5
Class AV-3 (To Maturity)
FRM PPC / ARM PPC	50% / 50%	75% / 75%	115% / 100%	150 / 150%	200% / 200%
Average Life (yrs.)	7.40	4.96	3.00	1.97	1.59
Modified Duration	5.90	4.22	2.69	1.82	1.48
First Principal Payment Date	07/25/2012	07/25/2010	02/25/2009	07/25/2008	02/25/2008
Last Principal Payment Date	11/25/2015	11/25/2012	12/25/2010	10/25/2008	06/25/2008
Payment Windows (mos.)	41	29	23	4	5

BOND SUMMARY (TO CALL / MATURITY)

Class AV-4 (To Call)
FRM PPC / ARM PPC	50% / 50%	75% / 75%	115% / 100%	150 / 150%	200% / 200%
Average Life (yrs.)	13.11	9.03	6.24	2.80	1.97
Modified Duration	8.96	6.85	5.10	2.51	1.82
First Principal Payment Date	11/25/2015	11/25/2012	12/25/2010	10/25/2008	06/25/2008
Last Principal Payment Date	12/25/2021	04/25/2017	01/25/2014	09/25/2011	12/25/2008
Payment Windows (mos.)	74	54	38	36	7
Class AV-4 (To Maturity)
FRM PPC / ARM PPC	50% / 50%	75% / 75%	115% / 100%	150 / 150%	200% / 200%
Average Life (yrs.)	14.98	10.58	7.33	3.30	1.97
Modified Duration	9.60	7.55	5.72	2.83	1.82
First Principal Payment Date	11/25/2015	11/25/2012	12/25/2010	10/25/2008	06/25/2008
Last Principal Payment Date	02/25/2035	10/25/2029	04/25/2023	11/25/2018	12/25/2008
Payment Windows (mos.)	232	204	149	122	7

Class M-1 (To Call)
FRM PPC / ARM PPC	50% / 50%	75% / 75%	115% / 100%	150 / 150%	200% / 200%
Average Life (yrs.)	10.12	6.91	5.10	5.03	3.36
Modified Duration	7.29	5.44	4.27	4.26	2.97
First Principal Payment Date	07/25/2011	11/25/2009	05/25/2010	09/25/2011	12/25/2008
Last Principal Payment Date	12/25/2021	04/25/2017	01/25/2014	09/25/2011	03/25/2010
Payment Windows (mos.)	126	90	45	1	16
Class M-1 (To Maturity)
FRM PPC / ARM PPC	50% / 50%	75% / 75%	115% / 100%	150 / 150%	200% / 200%
Average Life (yrs.)	11.07	7.68	5.64	6.74	5.73
Modified Duration	7.61	5.79	4.58	5.43	4.70
First Principal Payment Date	07/25/2011	11/25/2009	05/25/2010	03/25/2012	12/25/2008
Last Principal Payment Date	08/25/2032	09/25/2026	10/25/2020	11/25/2016	06/25/2015
Payment Windows (mos.)	254	203	126	57	79

Class M-2 (To Call)
FRM PPC / ARM PPC	50% / 50%	75% / 75%	115% / 100%	150 / 150%	200% / 200%
Average Life (yrs.)	10.12	6.91	5.02	4.86	3.53
Modified Duration	7.28	5.44	4.20	4.13	3.11
First Principal Payment Date	07/25/2011	11/25/2009	02/25/2010	01/25/2011	03/25/2010
Last Principal Payment Date	12/25/2021	04/25/2017	01/25/2014	09/25/2011	03/25/2010
Payment Windows (mos.)	126	90	48	9	1
Class M-2 (To Maturity)
FRM PPC / ARM PPC	50% / 50%	75% / 75%	115% / 100%	150 / 150%	200% / 200%
Average Life (yrs.)	11.04	7.66	5.54	5.32	4.25
Modified Duration	7.60	5.78	4.50	4.45	3.66
First Principal Payment Date	07/25/2011	11/25/2009	02/25/2010	01/25/2011	03/25/2010
Last Principal Payment Date	12/25/2031	01/25/2026	03/25/2020	05/25/2016	08/25/2013
Payment Windows (mos.)	246	195	122	65	42

BOND SUMMARY (TO CALL / MATURITY)

Class M-3 (To Call)
FRM PPC / ARM PPC	50% / 50%	75% / 75%	115% / 100%	150 / 150%	200% / 200%
Average Life (yrs.)	10.12	6.91	4.97	4.42	3.39
Modified Duration	7.28	5.43	4.16	3.80	3.00
First Principal Payment Date	07/25/2011	11/25/2009	01/25/2010	10/25/2010	11/25/2009
Last Principal Payment Date	12/25/2021	04/25/2017	01/25/2014	09/25/2011	03/25/2010
Payment Windows (mos.)	126	90	49	12	5
Class M-3 (To Maturity)
FRM PPC / ARM PPC	50% / 50%	75% / 75%	115% / 100%	150 / 150%	200% / 200%
Average Life (yrs.)	11.01	7.63	5.47	4.80	3.67
Modified Duration	7.59	5.77	4.45	4.06	3.21
First Principal Payment Date	07/25/2011	11/25/2009	01/25/2010	10/25/2010	11/25/2009
Last Principal Payment Date	10/25/2030	11/25/2024	05/25/2019	10/25/2015	03/25/2013
Payment Windows (mos.)	232	181	113	61	41

Class M-4 (To Call)
FRM PPC / ARM PPC	50% / 50%	75% / 75%	115% / 100%	150 / 150%	200% / 200%
Average Life (yrs.)	10.12	6.91	4.95	4.25	3.21
Modified Duration	7.26	5.42	4.14	3.66	2.86
First Principal Payment Date	07/25/2011	11/25/2009	01/25/2010	07/25/2010	09/25/2009
Last Principal Payment Date	12/25/2021	04/25/2017	01/25/2014	09/25/2011	03/25/2010
Payment Windows (mos.)	126	90	49	15	7
Class M-4 (To Maturity)
FRM PPC / ARM PPC	50% / 50%	75% / 75%	115% / 100%	150 / 150%	200% / 200%
Average Life (yrs.)	10.99	7.60	5.43	4.61	3.48
Modified Duration	7.56	5.74	4.42	3.91	3.06
First Principal Payment Date	07/25/2011	11/25/2009	01/25/2010	07/25/2010	09/25/2009
Last Principal Payment Date	04/25/2030	04/25/2024	12/25/2018	06/25/2015	12/25/2012
Payment Windows (mos.)	226	174	108	60	40

Class M-5 (To Call)
FRM PPC / ARM PPC	50% / 50%	75% / 75%	115% / 100%	150 / 150%	200% / 200%
Average Life (yrs.)	10.12	6.91	4.93	4.11	3.08
Modified Duration	7.25	5.42	4.12	3.56	2.75
First Principal Payment Date	07/25/2011	11/25/2009	12/25/2009	05/25/2010	07/25/2009
Last Principal Payment Date	12/25/2021	04/25/2017	01/25/2014	09/25/2011	03/25/2010
Payment Windows (mos.)	126	90	50	17	9
Class M-5 (To Maturity)
FRM PPC / ARM PPC	50% / 50%	75% / 75%	115% / 100%	150 / 150%	200% / 200%
Average Life (yrs.)	10.96	7.57	5.39	4.46	3.34
Modified Duration	7.54	5.72	4.39	3.79	2.94
First Principal Payment Date	07/25/2011	11/25/2009	12/25/2009	05/25/2010	07/25/2009
Last Principal Payment Date	08/25/2029	08/25/2023	06/25/2018	01/25/2015	08/25/2012
Payment Windows (mos.)	218	166	103	57	38

BOND SUMMARY (TO CALL / MATURITY)

Class M-6 (To Call)
FRM PPC / ARM PPC	50% / 50%	75% / 75%	115% / 100%	150 / 150%	200% / 200%
Average Life (yrs.)	10.12	6.91	4.93	4.02	2.99
Modified Duration	7.23	5.41	4.11	3.48	2.67
First Principal Payment Date	07/25/2011	11/25/2009	12/25/2009	04/25/2010	06/25/2009
Last Principal Payment Date	12/25/2021	04/25/2017	01/25/2014	09/25/2011	03/25/2010
Payment Windows (mos.)	126	90	50	18	10
Class M-6 (To Maturity)
FRM PPC / ARM PPC	50% / 50%	75% / 75%	115% / 100%	150 / 150%	200% / 200%
Average Life (yrs.)	10.91	7.53	5.35	4.34	3.23
Modified Duration	7.50	5.69	4.36	3.70	2.85
First Principal Payment Date	07/25/2011	11/25/2009	12/25/2009	04/25/2010	06/25/2009
Last Principal Payment Date	11/25/2028	11/25/2022	12/25/2017	09/25/2014	05/25/2012
Payment Windows (mos.)	209	157	97	54	36

Class M-7 (To Call)
FRM PPC / ARM PPC	50% / 50%	75% / 75%	115% / 100%	150 / 150%	200% / 200%
Average Life (yrs.)	10.12	6.91	4.91	3.95	2.93
Modified Duration	7.06	5.31	4.04	3.39	2.59
First Principal Payment Date	07/25/2011	11/25/2009	11/25/2009	02/25/2010	05/25/2009
Last Principal Payment Date	12/25/2021	04/25/2017	01/25/2014	09/25/2011	03/25/2010
Payment Windows (mos.)	126	90	51	20	11
Class M-7 (To Maturity)
FRM PPC / ARM PPC	50% / 50%	75% / 75%	115% / 100%	150 / 150%	200% / 200%
Average Life (yrs.)	10.86	7.48	5.30	4.25	3.15
Modified Duration	7.30	5.57	4.27	3.59	2.76
First Principal Payment Date	07/25/2011	11/25/2009	11/25/2009	02/25/2010	05/25/2009
Last Principal Payment Date	03/25/2028	03/25/2022	06/25/2017	04/25/2014	02/25/2012
Payment Windows (mos.)	201	149	92	51	34

Class M-8 (To Call)
FRM PPC / ARM PPC	50% / 50%	75% / 75%	115% / 100%	150 / 150%	200% / 200%
Average Life (yrs.)	10.12	6.91	4.90	3.90	2.87
Modified Duration	7.02	5.29	4.03	3.34	2.54
First Principal Payment Date	07/25/2011	11/25/2009	11/25/2009	02/25/2010	04/25/2009
Last Principal Payment Date	12/25/2021	04/25/2017	01/25/2014	09/25/2011	03/25/2010
Payment Windows (mos.)	126	90	51	20	12
Class M-8 (To Maturity)
FRM PPC / ARM PPC	50% / 50%	75% / 75%	115% / 100%	150 / 150%	200% / 200%
Average Life (yrs.)	10.80	7.42	5.26	4.16	3.07
Modified Duration	7.24	5.52	4.23	3.52	2.69
First Principal Payment Date	07/25/2011	11/25/2009	11/25/2009	02/25/2010	04/25/2009
Last Principal Payment Date	04/25/2027	06/25/2021	11/25/2016	11/25/2013	10/25/2011
Payment Windows (mos.)	190	140	85	46	31

BOND SUMMARY (TO CALL / MATURITY)

Class M-9 (To Call)
FRM PPC / ARM PPC	50% / 50%	75% / 75%	115% / 100%	150 / 150%	200% / 200%
Average Life (yrs.)	10.12	6.91	4.90	3.85	2.83
Modified Duration	6.66	5.08	3.91	3.23	2.46
First Principal Payment Date	07/25/2011	11/25/2009	11/25/2009	12/25/2009	03/25/2009
Last Principal Payment Date	12/25/2021	04/25/2017	01/25/2014	09/25/2011	03/25/2010
Payment Windows (mos.)	126	90	51	22	13
Class M-9 (To Maturity)
FRM PPC / ARM PPC	50% / 50%	75% / 75%	115% / 100%	150 / 150%	200% / 200%
Average Life (yrs.)	10.69	7.34	5.20	4.07	2.99
Modified Duration	6.83	5.26	4.07	3.37	2.58
First Principal Payment Date	07/25/2011	11/25/2009	11/25/2009	12/25/2009	03/25/2009
Last Principal Payment Date	06/25/2026	10/25/2020	06/25/2016	07/25/2013	07/25/2011
Payment Windows (mos.)	180	132	80	44	29

COLLATERAL NET WAC RATE
Period	Pay Date	Collateral Net WAC (1)	Collateral Net WAC with Swap(1)	Period	Pay Date	Collateral Net WAC (1)	Collateral Net WAC with Swap(1)
1	10/25/2006	NA	NA	45	6/25/2010	11.14	18.88
2	11/25/2006	8.11	22.98	46	7/25/2010	11.54	19.21
3	12/25/2006	8.38	23.08	47	8/25/2010	11.16	18.93
4	1/25/2007	8.12	22.99	48	9/25/2010	11.15	18.93
5	2/25/2007	8.12	22.99	49	10/25/2010	11.51	19.22
6	3/25/2007	8.99	23.31	50	11/25/2010	11.13	18.94
7	4/25/2007	8.12	22.99	51	12/25/2010	11.49	19.22
8	5/25/2007	8.39	23.09	52	1/25/2011	11.13	18.97
9	6/25/2007	8.12	22.99	53	2/25/2011	11.12	18.97
10	7/25/2007	8.40	23.10	54	3/25/2011	12.31	19.88
11	8/25/2007	8.14	23.01	55	4/25/2011	11.11	18.97
12	9/25/2007	8.14	22.85	56	5/25/2011	11.47	19.26
13	10/25/2007	8.41	22.71	57	6/25/2011	11.09	18.98
14	11/25/2007	8.14	22.38	58	7/25/2011	11.45	19.26
15	12/25/2007	8.41	22.31	59	8/25/2011	11.07	18.98
16	1/25/2008	8.15	22.07	60	9/25/2011	11.06	18.99
17	2/25/2008	8.16	21.97	61	10/25/2011	11.42	19.27
18	3/25/2008	8.72	22.16	62	11/25/2011	11.04	18.99
19	4/25/2008	8.16	21.88	63	12/25/2011	11.39	19.27
20	5/25/2008	8.43	21.95	64	1/25/2012	11.02	19.00
21	6/25/2008	8.18	21.82	65	2/25/2012	11.01	19.00
22	7/25/2008	8.96	20.41	66	3/25/2012	11.76	19.57
23	8/25/2008	9.54	17.27	67	4/25/2012	10.99	19.00
24	9/25/2008	9.53	17.36	68	5/25/2012	11.35	19.28
25	10/25/2008	9.83	17.64	69	6/25/2012	10.97	19.01
26	11/25/2008	9.50	17.48	70	7/25/2012	11.33	19.28
27	12/25/2008	9.81	17.76	71	8/25/2012	10.95	19.01
28	1/25/2009	9.72	17.74	72	9/25/2012	10.94	19.01
29	2/25/2009	10.12	18.14	73	10/25/2012	11.30	19.28
30	3/25/2009	11.19	18.92	74	11/25/2012	10.92	19.01
31	4/25/2009	10.10	18.14	75	12/25/2012	11.28	11.28
32	5/25/2009	10.44	18.39	76	1/25/2013	10.90	10.90
33	6/25/2009	10.10	18.15	77	2/25/2013	10.89	10.89
34	7/25/2009	10.74	18.42	78	3/25/2013	12.05	12.05
35	8/25/2009	10.78	18.55	79	4/25/2013	10.88	10.88
36	9/25/2009	10.77	18.56	80	5/25/2013	11.23	11.23
37	10/25/2009	11.13	18.80	81	6/25/2013	10.86	10.86
38	11/25/2009	10.76	18.42	82	7/25/2013	11.21	11.21
39	12/25/2009	11.11	18.69	83	8/25/2013	10.84	10.84
40	1/25/2010	10.93	18.60	84	9/25/2013	10.83	10.83
41	2/25/2010	11.18	18.87	85	10/25/2013	11.18	11.18
42	3/25/2010	12.36	19.78	86	11/25/2013	10.81	10.81
43	4/25/2010	11.16	18.87	87	12/25/2013	11.16	11.16
44	5/25/2010	11.52	19.16	88	1/25/2014	10.79	10.79

 (1)

Assumes static LIBOR at 20.00% from month 1.

EXCESS SPREAD

Period	FWD 1 Month LIBOR (%)	FWD 6 Month LIBOR (%)	FWD 12 Month LIBOR (%)	Excess Spread Under FORWARD LIBOR (%) (1,2,3)	Period	FWD 1 Month LIBOR (%)	FWD 6 Month LIBOR (%)	FWD 12 Month LIBOR (%)	Excess Spread Under FORWARD LIBOR (%) (1,2,3)
1	NA	NA	NA	NA	46	5.204	5.265	5.400	4.33
2	5.366	5.465	5.460	2.95	47	5.204	5.269	5.408	4.24
3	5.431	5.457	5.437	2.95	48	5.201	5.275	5.417	4.24
4	5.427	5.431	5.407	2.95	49	5.203	5.282	5.426	4.32
5	5.436	5.400	5.380	2.95	50	5.212	5.290	5.434	4.22
6	5.405	5.363	5.359	2.97	51	5.221	5.298	5.441	4.31
7	5.354	5.327	5.340	2.94	52	5.229	5.305	5.448	4.21
8	5.317	5.297	5.323	2.95	53	5.237	5.311	5.455	4.21
9	5.280	5.268	5.308	2.93	54	5.244	5.316	5.461	4.49
10	5.245	5.239	5.293	2.94	55	5.250	5.321	5.469	4.20
11	5.217	5.211	5.277	2.93	56	5.256	5.325	5.477	4.29
12	5.198	5.184	5.260	2.93	57	5.261	5.329	5.485	4.19
13	5.177	5.155	5.244	2.94	58	5.265	5.334	5.494	4.28
14	5.144	5.126	5.231	2.92	59	5.268	5.339	5.503	4.19
15	5.112	5.100	5.219	2.94	60	5.270	5.345	5.512	4.18
16	5.082	5.078	5.211	2.92	61	5.275	5.351	5.519	4.27
17	5.054	5.060	5.206	2.92	62	5.282	5.356	5.525	4.17
18	5.029	5.047	5.204	2.97	63	5.289	5.362	5.528	4.26
19	5.008	5.041	5.203	2.92	64	5.295	5.366	5.531	4.16
20	4.992	5.039	5.205	2.94	65	5.300	5.370	5.531	4.16
21	4.981	5.043	5.207	2.93	66	5.305	5.373	5.529	4.34
22	4.977	5.049	5.210	3.45	67	5.309	5.375	5.527	4.15
23	4.979	5.058	5.214	4.30	68	5.313	5.377	5.523	4.24
24	4.989	5.069	5.218	4.27	69	5.315	5.379	5.520	4.14
25	5.001	5.079	5.222	4.34	70	5.317	5.380	5.517	4.23
26	5.010	5.089	5.227	4.23	71	5.318	5.382	5.515	4.14
27	5.020	5.098	5.232	4.30	72	5.318	5.384	5.514	4.13
28	5.030	5.107	5.238	4.22	73	5.319	5.387	5.513	4.22
29	5.040	5.115	5.244	4.24	74	5.323	5.389	5.514	4.12
30	5.050	5.122	5.251	4.49	75	5.326	5.391	5.516	4.19
31	5.059	5.128	5.260	4.22	76	5.328	5.392	5.520	4.00
32	5.066	5.134	5.271	4.30	77	5.330	5.393	5.524	4.00
33	5.073	5.141	5.283	4.20	78	5.332	5.394	5.529	4.55
34	5.078	5.150	5.296	4.38	79	5.333	5.393	5.535	3.99
35	5.081	5.162	5.311	4.30	80	5.334	5.393	5.540	4.17
36	5.082	5.175	5.326	4.29	81	5.334	5.391	5.546	3.98
37	5.091	5.191	5.339	4.38	82	5.334	5.388	5.551	4.17
38	5.110	5.207	5.350	4.22	83	5.333	5.386	5.555	3.99
39	5.128	5.221	5.360	4.33	84	5.331	5.383	5.559	3.99
40	5.145	5.233	5.368	4.25	85	5.328	5.380	5.563	4.18
41	5.160	5.244	5.374	4.27	86	5.323	5.379	5.567	4.01
42	5.174	5.251	5.378	4.54	87	5.320	5.378	5.571	4.20
43	5.185	5.256	5.383	4.25	88	5.317	5.379	5.575	4.03
44	5.194	5.259	5.388	4.34
45	5.201	5.262	5.394	4.24

(1)

The excess spread cited herein is calculated assuming all indices adjust to the rates specified in each respective forward curve and that the collateral is run at the pricing speed of 100% ARM PPC and 115% FRM to the Clean-up Call Date (30/360 basis).

(2)

Calculated as (a) interest collections on the collateral (net of the trust administrations, servicing fees and swap fees), less total interest on the Certificates divided by (b) collateral balance as of the beginning period.

(3)

Assumes proceeds from the Swap Agreement are included.

BREAKEVEN CDR TABLE

Class	M-1	M-2	M-3	M-4	M-5	M-6
Rating (S/M)	AA+/Aa1	AA/Aa2	AA-/Aa3	A+/A1	A/A2	A-/A3

Loss Severity	30%	30%	30%	30%	30%	30%
Default	48.35 CDR	33.99 CDR	29.31 CDR	25.48 CDR	22.13 CDR	19.68 CDR
Collateral Loss	21.22%	17.77%	16.36%	15.05%	13.78%	12.77%

Loss Severity	40%	40%	40%	40%	40%	40%
Default	30.85 CDR	22.95 CDR	20.18 CDR	17.83 CDR	15.71 CDR	14.13 CDR
Collateral Loss	22.45%	18.81%	17.31%	15.93%	14.58%	13.50%

Loss Severity	50%	50%	50%	50%	50%	50%
Default	22.59 CDR	17.29 CDR	15.37 CDR	13.70 CDR	12.17 CDR	11.01 CDR
Collateral Loss	23.28%	19.49%	17.94%	16.50%	15.10%	13.98%

Class	M-7	M-8	M-9
Rating (S/M)	BBB+/Baa1	BBB/Baa2	BBB-/Baa3

Loss Severity	30%	30%	30%
Default	17.43 CDR	15.80 CDR	13.54 CDR
Collateral Loss	11.76%	10.98%	9.81%

Loss Severity	40%	40%	40%
Default	12.63 CDR	11.52 CDR	9.96 CDR
Collateral Loss	12.42%	11.58%	10.34%

Loss Severity	50%	50%	50%
Default	9.90 CDR	9.06 CDR	7.87 CDR
Collateral Loss	12.86%	11.98%	10.67%

Assumptions:
1) Run at the Pricing Speed to Maturity
2) Forward LIBOR
3) Triggers are failing
4) 12 month liquidation lag
5) "Break" is the CDR that creates the first dollar of principal loss on the related bond
6) Defaults are in addition to prepayments